                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned,  constitutes and appoints Phillip S. Gillespie,  Mitchell J. Lindauer and Kathleen T. Ives each as my  true  and  lawful  attorney-in-fact  and  agent,  with  full  power  of
substitution   and   resubstitution,   for  me  and  in  my   capacity   as  a
Trustee/Director of Oppenheimer AMT-Free Municipals,  Oppenheimer AMT-Free New
York Municipals,  Oppenheimer Balanced Fund,  Oppenheimer California Municipal
Fund,  Oppenheimer Capital Appreciation Fund,  Oppenheimer  Developing Markets
Fund,   Oppenheimer   Discovery  Fund,   Oppenheimer   Dividend  Growth  Fund,
Oppenheimer  Emerging Growth Fund,  Oppenheimer  Emerging  Technologies  Fund,
Oppenheimer  Enterprise  Fund,  Oppenheimer  Global Fund,  Oppenheimer  Global
Opportunities  Fund,  Oppenheimer  Gold & Special  Minerals Fund,  Oppenheimer
Growth  Fund,   Oppenheimer   International   Diversified  Fund,   Oppenheimer
International  Growth Fund,  Oppenheimer  International  Large-Cap  Core Fund,
Oppenheimer  International Small Company Fund, Oppenheimer International Value
Fund,  Oppenheimer Limited Term California  Municipal Fund,  Oppenheimer Money
Market Fund, Inc.,  Oppenheimer  Multi-State Municipal Trust (on behalf of its
series  Oppenheimer  New  Jersey  Municipal  Fund,  Oppenheimer   Pennsylvania
Municipal Fund and Oppenheimer  Rochester  National  Municipals),  Oppenheimer
Portfolio Series (on behalf of its series Active  Allocation Fund,  Aggressive
Investor  Fund,  Conservative  Investor  Fund  and  Moderate  Investor  Fund),
Oppenheimer  Real Estate  Fund,  Oppenheimer  Select  Value Fund,  Oppenheimer
Series Fund, Inc. (on behalf of its series Oppenheimer  Disciplined Allocation
Fund and  Oppenheimer  Value Fund),  Oppenheimer  Tremont  Market Neutral Fund
LLC,  Oppenheimer  Tremont  Opportunity  Fund LLC, OFI Tremont Core Strategies
Hedge Fund,  OFI Tremont  Market  Neutral  Hedge Fund,  and  Oppenheimer  U.S.
Government  Trust,  to sign on my behalf any and all  Registration  Statements
(including any  post-effective  amendments to Registration  Statements)  under the  Securities  Act of 1933, as amended,  and the  Investment  Company Act of
1940, as amended,  and any amendments and supplements  thereto,  and any proxy statements,  Forms 3, 4 and 5, or other documents in connection therewith, and to  file  the  same,  with  all  exhibits  thereto,  and  other  documents  in connection  therewith,  with  the U.S.  Securities  and  Exchange  Commission, granting unto said  attorneys-in-fact and agents, and each of them, full power and  authority  to do and perform each and every act and thing  requisite  and necessary  to be done in and about the  premises,  as fully as to all  intents and  purposes  as I  might  or  could  do  in  person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 18th day of October, 2005.

/s/ Brian Wruble
----------------
Brian Wruble

Witness: /s/ Lisa I. Bloomberg
         --------------------------------------
         Lisa I. Bloomberg, Assistant Secretary